Exhibit 4.3(b)

Execution version 9

ADDENDUM NO. 2 AND WAIVER AGREEMENT to
USD 202,000,000 REDUCING REVOLVING CREDIT FACILITY AGREEMENT

for

The Companies listed in Appendix 1 as Borrowers

The Financial Institutions named herein as Lenders

Nordea Bank Norge ASA as Mandated Lead Arranger

and

Nordea Bank Norge ASA as Agent

and

Nordea Bank Finland Plc as Swap Bank

17 July 2009

THIS ADDENDUM NO. 2 AND WAIVER AGREEMENT                                                                                                           (the “Addendum”) is dated 17 July 2009 and made between:

(1)	THE COMPANIES listed in Part I of Appendix 1 as borrowers (together the “Borrowers”);

(2)	The banks and financial institutions listed in Part II of Appendix 1, as lenders (together, the “Lenders”);

(3)	Nordea Bank Finland Plc. of TO1, FIN-00020 Nordea, Helsinki, Finland, as swap bank, (the “Swap Bank”);

(4)	Nordea Bank Norge ASA of Middelthunsgate 17, N-0368 Oslo, Norway, organisation number 911 044 110, as bookrunner (the “Bookrunner”);

(5)	Nordea Bank Norge ASA of Middelthunsgate 17, N-0368 Oslo, Norway, organisation number 911 044 110, as facility agent (the “Agent”);

(6)	Nordea Bank Norge ASA of Middelthunsgate 17, N-0368 Oslo, Norway, organisation number 911 044 110, as mandated lead arranger (the “Arranger”) and underwriter (the “Underwriter”); and

(7)
DVB Bank America NV of Zeelandia Office Park, Kaya W.F.G. Mensnig 14, P.O. Box 3107, Curacao, Netherlands Antilles, The Governor and Company of the Bank of Scotland of The Mound, Edinburgh, Scotland, EH1 1YZ and acting from their office at Pentland House, 8 Lochside Avenue, Edinburgh, Scotland, EH12 9DJ and HSH Nordbank AG of Gerhart Hauptmann Platz 50, 20095 Hamburg, Germany, as co-arrangers (the “Co-Arrangers”).

WHEREAS:

(A)
This Addendum is supplemental to the USD 202,000,000 Reducing Revolving Credit Facility Agreement dated 29 August 2006 and as amended by addendum no. 1 dated 10 October 2008 (the “Original Facility Agreement”) and made between the Borrowers, the Lenders, the Arranger, the Agent, the Bookrunner, the Underwriter, the Co-Arrangers and the Swap Bank (together the “Parties” and each of them a “Party”) relating to a certain reducing revolving credit facility for an aggregate amount of USD 202,000,000;

(B)	The Borrowers have asked for a waiver or amendments (as the case may be) of certain of the provisions of the Original Facility Agreement; and

(C)
The Parties have agreed to supplement and amend the Original Facility Agreement by entering into this Addendum to reflect the agreement reached between the Parties with respect to, amongst others, the temporary waiver of the provisions in Clause 20.2.1 (Minimum Value Adjusted Equity Ratio) of the Original Facility Agreement.

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NOW IT IS HEREBY AGREED as follows:

1	CONSTRUCTION AND INTERPRETATION

1.1	References to this Agreement

References in the Original Facility Agreement to “this Agreement” shall, with effect from the Effective Date be read and interpreted as references to the Original Facility Agreement as amended by this Addendum (the “Amended Facility Agreement”).

1.2	Construction

In this Addendum, unless the context otherwise requires:

a)	words denoting the singular number shall include the plural and vice versa;

b)	references to Clauses and Appendices are references, respectively, to the Clauses and Appendices of this Addendum;

c)	references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law;

d)	clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Addendum; and

e)	capitalized terms shall, unless otherwise provided herein, have the meaning attributed to them in the Original Facility Agreement.

2	CONDITIONS PRECEDENT

The Obligors shall deliver the documents and other evidence listed in Appendix 2 (Conditions precedent) hereto to the Agent (on behalf of the Finance Parties) as soon as possible and in any event within 10 August 2009 at the latest (all such documents and evidence to be in form and substance acceptable to the Agent).

3	AMENDMENTS TO THE ORIGINAL FACILITY AGREEMENT

3.1	General

The Original Facility Agreement shall, with effect from 30 June 2009 (the “Effective Date”), be amended as set out in this Clause 3 and will continue to be binding upon each of the Parties thereto in accordance with its terms as hereby amended.

3.2	Amendments to Clause 1.1 (Definitions) of the Original Facility Agreement

a)	The definitions of the following terms in Clause 1.1 (Definitions) of the Original Facility Agreement shall be deleted in their entirety and replaced by the following definitions:

“Finance Documents” means, collectively, this Agreement, the Addendum No. 1, the Addendum no. 2, any Security Document and any other documents designated as such by the Agent and the Borrowers.”

 “Margin” means three point zero per cent (3.0%) per annum.”

b)	The following new definitions shall be inserted in Clause 1.1 (Definitions) of the Original Facility Agreement:

 “Addendum No. 2” means the addendum no. 2 and waiver agreement to this Agreement dated 17 July 2009 and made between the Borrowers and the Finance Parties.”

4	AMENDMENTS TO THE SECURITY DOCUMENTS

The Security Documents shall (if required by the Agent acting on behalf of the Finance Parties) be amended (in such form as approved by the Agent (on behalf of the Finance Parties)) and/or new Security Documents shall be issued so as to ensure that the amendments as set out in this Addendum will apply to the Security Documents and so that the Security Interest created under the Security Documents shall extend to the obligations of the Borrowers under the Amended Facility Agreement.

5	TEMPORARY WAIVER

5.1	Temporary waiver

Subject to the conditions set out in Clause 5.2 (Conditions for temporary waiver) below, the Finance Parties have agreed to the temporary waiver of the following provisions of the Amended Facility Agreement in the period from 31 December 2008 and up until 1 January 2010 (the “Waiver Period”):

a)
Clause 20.2.1 (Minimum Value Adjusted Equity Ratio) of the Amended Facility Agreement so that the minimum Value Adjusted Equity Ratio of the Guarantor (on a consolidated basis) shall be of minimum twenty per cent (20%) in the Waiver Period.

5.2	Conditions for temporary waiver under Clause 5.1

The temporary waiver granted to the Obligors as set out in Clause 5.1 (Temporary waiver) above is subject to:

a)	the payment by the Borrowers of a waiver fee of USD 10,000 per Lender, payable to the Agent (for distribution to the Lenders) payable at the date of this Addendum;

b)
the delivery by the Obligors of the documents and other evidence listed in Appendix 2 (Conditions precedent) hereto to the Agent (on behalf of the Finance Parties) as soon as possible and in any event within 10 August 2009 at the latest; and

c)
save as set out in this Clause 5, the Agent and the Finance Parties reserve all their rights to take any action available to any of them under the Finance Documents which shall not be diminished in any way by the issue of the temporary waiver set out in this Clause 5 or be interpreted in any way as an approval, surrender or consent to any Event of Default.

6	CONTINUED FORCE AND EFFECT

a)
The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Addendum (and/or separate amendments to any of the Security Documents (if any)), continue in full force and effect between the Parties and the Original Facility Agreement and this Addendum shall be read and construed as one instrument.

b)
The Security Interest created by the Security Documents to which any of the Obligors is a party shall extend to the liabilities and obligations of the Borrowers under the Amended Facility Agreement and the obligations arising under or in connection with the Amended Facility Agreement and the Security Documents constitute obligations secured under the Security Documents.

7	GOVERNING LAW AND ENFORCEMENT

7.1	Governing law

This Addendum shall be governed by Norwegian law.

7.2	Jurisdiction

a)
The Finance Parties and the Borrowers agree that the courts of Oslo, Norway, have jurisdiction to settle any disputes arising out of or in connection with the Finance Documents including a dispute regarding the existence, validity or termination of this Addendum, and each of the Borrowers accordingly submit to the non-exclusive jurisdiction of the Oslo District Court (Oslo tingrett).

b)
Nothing in this Clause 7.2 shall limit the right of the Finance Parties to commence proceedings against any of the Borrowers in any other court of competent jurisdiction. To the extent permitted by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

7.3	Service of process

Without prejudice to any other mode of service, each of the Borrowers:

a)
irrevocably appoints Wikborg Rein & Co., Kronprinsesse Märthas plass 1, P.O. Box 1513 Vika, N-0117 Oslo, Norway as its agent for service of process in relation to any proceedings before Norwegian courts in connection with any Finance Document; and

b)	agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned.

8	COUNTERPARTS

This Addendum may be executed in counterparts.

***

APPENDIX 1

 PART I: BORROWERS

Name	Address
OBO Holdings Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960
BHOBO One Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960
BHOBO Two Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960
BHOBO Three Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960
RMJ OBO Shipping Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960
Sagamore Shipping Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960

PART II: LENDERS

Name and address:
DVB Bank America NV of Zeelandia Office Park, Kaya W.F.G. Mensing 14, P.O. Box 3107, Curacao, Netherlands Antilles
The Governor and Company of the Bank of Scotland of Pentland House 8, Lochside Avenue, Edinburgh Scotland EH12 9DJ
HSH Nordbank AG of Gerhart Hauptmann Platz 50, 20095 Hamburg, Germany
Nordea Bank Norge ASA of Middelthusgate 17, N-0368 Oslo, Norway
Deutsche Schiffsbank AG of [•]
Bayerische Hypo- und Vereinsbank AG of [•]

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APPENDIX 2

CONDITION PRECEDENT DOCUMENTS

1	CORPORATE AUTHORISATION – IN RESPECT OF EACH OF THE OBLIGORS

a)	Certificate of Incorporation/Certificate of Registration (or similar);

b)	Memorandum and Articles of Association/Bye-laws (or similar);

c)	Resolutions passed at a board meeting evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, this Addendum; and

(ii)
the authorisation of its appropriate officer or officers or other representatives to execute this Addendum and any other documents necessary for the transactions contemplated by this Addendum, on its behalf;

d)	Power of Attorney;

e)	Updated Good Standing Certificate/Certificate of Compliance;

f)	Secretary’s Certificate (notarised);

g)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above;

2	FINANCE DOCUMENTS

a)	This Addendum.

b)	Any amendments to the Security Documents or new Security Documents (and any perfection acts).

3	MISCELLANEOUS

a)	Evidence that the fee referred to in paragraph a) of Clause 5.2 (Conditions for temporary waiver under Clause 5.1) of this Addendum, has or will be paid on its due date;

b)	Documentary evidence that the agent for service of process named in Clause 7.2 (Service of Process) of the Addendum, has accepted its appointment; and

c)	Any other documents as reasonably requested by the Agent.

4	LEGAL OPINIONS

a)	A legal opinion from Seward & Kissel LLP relating to Marshall Islands law issues;

b)	A legal opinion from Seward & Kissel LLP relating to Liberian law issues; and

c)	Any such favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

***

SIGNATORIES

The Borrowers:
OBO Holdings Ltd.	BHOBO One Ltd.
By: _________________________________	By: __________________________________
Name:	Name:
Title:	Title:

BHOBO Two Ltd.	BHOBO Three Ltd.
By: _________________________________	By: __________________________________
Name:	Name:
Title:	Title:

RMJ OBO Shipping Ltd.	Sagamore Shipping Ltd.
By: _________________________________	By: __________________________________
Name:	Name:

The Lenders:
Nordea Bank Norge ASA	DVB Bank America NV
By: _________________________________	By:__________________________________
Name:	Name:
Title:	Title:

The Governor and Company of the Bank of Scotland	HSH Nordbank AG
By: _________________________________	By:__________________________________
Name:	Name:
Title:	Title:

Deutsche Schiffsbank AG	Bayerische Hypo- und Vereinsbank AG
By: _________________________________	By: _________________________________
Name:	Name:
Title:	Title:

The Agent:	The Arranger:
Nordea Bank Norge ASA	Nordea Bank Norge ASA
By: _________________________________	By:__________________________________
Name:	Name:
Title:	Title:

The Bookrunner:	The Underwriter:
Nordea Bank Norge ASA	Nordea Bank Norge ASA
By: _________________________________	By:__________________________________
Name:	Name:
Title:	Title:

The Co-Arrangers:
HSH Nordbank AG	The Governor and Company of the Bank of Scotland
By: _________________________________	By:__________________________________
Name:	Name:
Title:	Title:

DVB Bank America NV
By: _________________________________
Name:
Title:

The Swap Bank:
Nordea Bank Finland Plc
By: _________________________________
Name:
Title:

17 July 2009

We, B+H Ocean Carriers Ltd., agree to the above and confirm that the Guarantee shall continue to be in full force and effect and guarantee the obligations of the Borrowers under the Amended Facility Agreement.

We confirm that the Security Interest created by the Security Documents to which the Guarantor is a party extend to the liabilities and obligations of the Borrowers under the Amended Facility Agreement and the obligations arising under or in connection with the Amended Facility Agreement and the Security Documents constitute obligations secured under the Security Documents.

B+H Ocean Carriers Ltd.

By: _______________________

Name:

Title:

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